Exhibit 99.1

News Release Sunoco Logistics Partners L.P. 3807 West Chester Pike Newtown Square, PA 19073

For further information contact:	For release: Immediately
Jeffrey Shields (media) 215-977-6056
Peter Gvazdauskas (investors) 215-977-6322

SUNOCO LOGISTICS PARTNERS L.P. ANNOUNCES PRICING OF $550 MILLION OF SENIOR NOTES

NEWTOWN SQUARE, Pa., July 7, 2016 – Sunoco Logistics Partners L.P. (NYSE: SXL) today announced the pricing of $550 million aggregate principal amount of 3.90% senior notes due 2026 of its wholly owned subsidiary, Sunoco Logistics Partners Operations L.P. (the “Operating Partnership”). The sale of the senior notes is expected to settle on July 12, 2016, subject to customary closing conditions. The Operating Partnership intends to use the net proceeds of approximately $544 million to repay outstanding borrowings under its $2.50 billion revolving credit facility and for general partnership purposes.

The 3.90% senior notes due 2026, maturing on July 15, 2026, were offered to the public at 99.696% of par value.

Mizuho Securities USA Inc., BNP Paribas Securities Corp., SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, BBVA Securities Inc., Citizens Capital Markets, Inc., Deutsche Bank Securities Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc. are joint book-running managers for the senior notes offering. Comerica Securities, Inc. and DNB Markets, Inc. are co-managers for the senior notes offering. The offering is being made by means of a prospectus and a related prospectus supplement, copies of which may be obtained from the following addresses:

Mizuho Securities USA Inc.

Attention: Debt Capital Markets

320 Park Avenue, 12th Floor

New York, New York 10022

Tel: 866-271-7403

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

Attention: Syndicate Desk

Tel: 212-841-2871

Fax: 212-841-2140

Email: new.york.syndicate@bnpparibas.com

SunTrust Robinson Humphrey, Inc.

303 Peachtree Street

Atlanta, GA 30308

Attention: Prospectus Department

Tel: 800-685-4786

Email: STRHdocs@SunTrust.com

Wells Fargo Securities, LLC

608 2nd Avenue South, Suite 1000

Minneapolis, MN 55402

Attention: WFS Customer Service

Tel: 1-800-645-3751

Email: wfscustomerservice@wellsfargo.com

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by SXL with the SEC.

Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Newtown Square, Pennsylvania, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of integrated pipeline, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, natural gas liquids and refined products. SXL’s general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP).

Statements about the offering may be forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of SXL, and a variety of risks that could cause results to differ materially from those expected by management of SXL. These risks are described in SXL’s Annual Report on Form 10-K for the year ended December 31, 2015, as well as SXL’s subsequent SEC filings. SXL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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